Exhibit 23.4




                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the reference to our Firm under the caption "EXPERTS" appearing in the Prospectus forming part of the Form S-4 Registration Statement of Capital Trust, Inc. and the incorporation by reference of our reports, dated March 10, 1997 and July 16, 1997, on the financial statements of Victor Capital Group, L.P. (a Delaware Limited Partnership) and Affiliates, as of June 30, 1997, December 31, 1996 and 1995, and for the six months ended June 30, 1997 and 1996, and for each of the three years in the period ended December 31, 1996.



                                               /s/  David Berdon & Co. LLP

                                                    DAVID BERDON & CO. LLP
                                                    CERTIFIED PUBLIC ACCOUNTANTS



New York, New York
October 20, 1998

769355.1

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